EXHIBIT 11.1

         EXHIBIT 11 -- STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

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                                                                        YEAR            YEAR            YEAR
                                                                        ENDED           ENDED           ENDED
                                                                    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                        1994            1995            1996
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
Net income before extraordinary item                                   $3,415          $11,351         $15,092
Assumed interest reduction from warrants                                  249
                                                                        3,664           11,351          15,092
Extraordinary item                                                        820
Net income                                                             $2,844          $11,351         $15,092
Net income per common and common equivalent share, primary:
Income before extraordinary item                                       $ 0.55          $  1.23         $  1.60
Extraordinary item                                                      (0.12)
Net income                                                             $ 0.43          $  1.23         $  1.60
Net income per common and common equivalent share, fully diluted:
Income before extraordinary item                                       $ 0.55          $  1.23         $  1.60
Extraordinary item                                                      (0.12)
Net income                                                             $ 0.43          $  1.23         $  1.60
WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES:
Primary:
 Weighted average number of common shares
  outstanding                                                           5,624            8,671           8,930
  Common equivalent shares:
   Warrants                                                               668
   Options                                                                196              557             509
   Cheap stock per SAB Topic 4-D(1)                                       140
                                                                        6,628            9,228           9,439
Fully diluted:
  Weighted average number of common shares
   outstanding                                                          5,624            8,671           8,930
  Common equivalent shares:
   Warrants                                                               681
   Options                                                                218              583             528
   Cheap stock per SAB Topic 4-D(1)                                       140
                                                                        6,663            9,254           9,458
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